JPMORGAN TAX AWARE SHORT-INTERMEDIATE FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
11/18/03	Capital One Auto Finance

Shares            Price         Amount
800,000	   	 $99.98		$799,840

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.26       N/A 	  0.34%	          4.01%

Broker
Lehman Brothers Inc.

Underwriters of Capital One Auto Finance

Underwriters     	                Principal Amount
Lehman Brothers Inc.                     $94,000,000
Wachovia Capital Markets, LLC	          94,000,000
Citigroup 			          11,750,000
Credit Suisse First Boston 		  11,750,000
Deutsche Bank 				  11,750,000
J.P. Morgan Securities Inc.      	  11,750,000

                                         ------------
Total                                    $235,000,000


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
12/10/03	Diageo Finance B.V.

Shares            Price         Amount
2,650,000	  $99.97  	$2,649,205

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.23       N/A 	 0.53%	          2.76%

Broker
Goldman Sachs

Underwriters of Diageo Finance B.V.

Underwriters     	                         Principal Amount
Barclays Capital Inc.                            $220,000,000
Goldman Sachs             		          220,000,000
Banc of America Corp.		 		   15,000,000
BNP Paribas Securities Corp.	                   15,000,000
J.P. Morgan Securities, Inc.		           15,000,000
Morgan Stanley 			                   15,000,000
                                                 ____________

Total                                            $500,000,000


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
02/04/04	Countrywide Home Loan

Shares            Price         Amount
4,650,000	  $99.86  	$4,656,519

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.30        N/A	0.93%	          4.31%

Broker
Bank of America Corp.

Underwriters of Countrywide Home Loan

Underwriters     	                	Principal Amount
Banc of America Corp.				$133,340,000
J.P. Morgan Securities Inc.		 	 133,330,000
Countrywide Securities Corporation       	 133,330,000
Dresdner Kleinwort Wasserstein Securities LLC     50,000,000
SG Cowen Securities Corporation			  50,000,000

                                                 -----------
Total				                $500,000,000